Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2015 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 12, 2016--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2015.

  Operating net income was $1.0 million, or $0.04 per diluted share, a decrease of 77.7% from $4.6 million, or $0.20 per share, for the fourth quarter of 2014. For the year ended December 31, 2015, operating net income was $12.3 million, or $0.55 per share, a decrease of 25.3% from $16.4 million, or $0.72 per share, for the year ended December 31, 2014. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $29.7 million, a decrease of 28.4% from $41.4 million for the fourth quarter of 2014. For the year ended December 31, 2015, adjusted net revenues were $132.6 million, a decrease of 24.2% from $174.9 million for the year ended December 31, 2014. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.2 million, or $0.05 per diluted share, compared to net income of $4.7 million, or $0.20 per share, for the fourth quarter of 2014. For the year ended December 31, 2015, the GAAP net loss was $0.2 million, or $0.01 per share, compared to net income of $13.4 million, or $0.57 per share, for the year ended December 31, 2014.
  Total net revenues on a GAAP basis were $31.7 million and $141.2 million for the quarter and year ended December 31, 2015, respectively, compared to $53.6 million and $182.5 million for the quarter and year ended December 31, 2014, respectively.

“2015 ended up being a much more difficult year than we had envisioned, due to the downturn in the U.S. capital markets, as evidenced by the Russell 2000’s 25% decline from its 52-week high in late June,” said Chairman and Chief Executive Officer Joe Jolson. “Consequently, in the second half of 2015, equity capital markets fees fell by 46% year-over-year across Wall Street and by 29% for JMP Securities, which experienced a sharp decrease in revenues and an operating loss of $0.14 per share for the fourth quarter, including a compensation charge of $0.12 per share after tax.

“Thanks to our diversified business model and to our conversion to a publicly traded partnership structure in 2015, we were able to more than offset the disappointing results at JMP Securities for the quarter both with earnings from our asset management subsidiaries and with solid net investment income, to post positive operating results for JMP Group. While the U.S. capital markets have continued their downward trajectory thus far in 2016, which could impact our near-term results, we are experienced at managing through down cycles and at taking advantage of opportunities presented by them, which could allow JMP Group to emerge in a stronger competitive position when conditions normalize. Our senior management team and board of directors are well aligned with shareholders and have continued to increase their personal investment in the company’s stock through open market purchases, bringing their combined ownership to more than 43% at year-end, compared to approximately 27% at the time of our May 2007 IPO.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $16.2 million, a decrease of 29.9% from $23.2 million for the fourth quarter of 2014. The broker-dealer segment’s operating margin on adjusted net revenues was negative, at -32.1%, compared to a positive 10.8% for the fourth quarter of 2014. Excluding a compensation charge of $4.4 million, or $0.12 per share after tax, JMP Securities would have lost $0.02 per share on an operating basis for the fourth quarter of 2015, with an adjusted operating margin of -5.1%.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $8.2 million decreased 31.3% from $11.9 million for the fourth quarter of 2014. JMP Group earned 4.1% on its capital invested in hedge funds managed by Harvest Capital Strategies for the quarter, compared to gains of 1.9% and 3.6% for the HFRI Equity Hedge (Total) and the Russell 2000 indices, respectively.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues were less than $1.4 million, a decrease of 4.0% from more than $1.4 million for the fourth quarter of 2014.

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Broker-dealer	($0.14)	$0.02	$0.07	$0.14	$0.48
Asset management	0.04	0.03	0.04	0.08	0.10
Corporate credit management	0.01	0.01	(0.00)	0.04	0.02
Operating platform EPS	(0.10)	0.06	0.11	0.25	0.60
Net corporate income	0.14	(0.00)	0.09	0.30	0.13
Operating EPS (diluted)	$0.04	$0.06	$0.20	$0.55	$0.72

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $9.2 million, a decrease of 42.3% from $15.9 million for the fourth quarter of 2014. For the year ended December 31, 2015, investment banking revenues were $63.1 million, a decrease of 22.1% from $81.1 million for the year ended December 31, 2014.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2015		Sept. 30, 2015		Dec. 31, 2014		Dec. 31, 2015		Dec. 31, 2014
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	11	$4,682	11	$9,876	27	$10,714	83	$46,086	120	$54,786
Debt and convertible securities	2	1,021	3	190	5	1,670	16	5,570	20	4,801
Private capital markets and other	1	(79)	-	290	2	1,685	2	832	4	2,833
Strategic advisory	2	3,549	3	1,562	2	1,824	11	10,628	17	18,650
Total	16	$9,173	17	$11,918	36	$15,893	112	$63,116	161	$81,070

Brokerage

Net brokerage revenues were $7.1 million, a decrease of 3.7% from $7.3 million for the fourth quarter of 2014. For the year ended December 31, 2015, net brokerage revenues were $25.6 million, a decrease of 5.0% from $26.9 million for the year ended December 31, 2014.

Asset Management

Asset management-related fee revenues were $8.1 million, a decrease of 31.6% from $11.8 million for the fourth quarter of 2014. For the year ended December 31, 2015, asset management-related fee revenues were $23.3 million, a decrease of 46.5% from $43.5 million for the year ended December 31, 2014, when incentive fees totaled $26.5 million, compared to $8.2 million for 2015. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2015, totaled $2.3 billion, including more than $1.1 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and more than $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.3 billion at September 30, 2015, and $2.1 billion at December 31, 2014. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.8 billion at December 31, 2015.

At December 31, 2015, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 67.5% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $2.2 million, compared to $12.1 million for the fourth quarter of 2014. For the year ended December 31, 2015, principal transactions generated a net realized and unrealized gain of $7.4 million, compared to $13.8 million for the year ended December 31, 2014. In 2014, JMP Group consolidated venture capital funds Harvest Growth Capital and Harvest Growth Capital II, according to GAAP standards that have since changed; excluding non-controlling interests in those funds, principal transactions revenues would have been $1.2 million and $5.5 million for the quarter and year ended December 31, 2014, respectively. For more information about principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net return on invested capital managed by JMP Credit Advisors was 2.4%, compared to 4.4% for the fourth quarter of 2014.

At December 31, 2015, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $14.4 million, or 1.5% of gross performing loans outstanding at JMP Credit. At December 31, 2014, such discounts and reserves equaled $11.5 million, or 1.1% of gross performing loans outstanding. There were no impaired loans at the end of either period.

The net loan loss provision for the quarter was $1.0 million, and at December 31, 2015, general loan loss reserves equaled 0.5% of gross performing loans at JMP Credit.

Net Interest Income

Net interest income was $5.0 million and $21.1 million for the quarter and year ended December 31, 2015, respectively, compared to $4.7 million and $16.6 million for the quarter and year ended December 31, 2014, respectively.

Expenses

Compensation and Benefits

Compensation and benefits expense was $27.0 million, compared to $25.9 million for the fourth quarter of 2014. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 77.2% of adjusted net revenues, compared to 63.2% for the fourth quarter of 2014. Further excluding compensation expense related to hedge fund incentive fees and any strategic initiatives, the compensation ratio was 74.4%, compared to 60.0% for the fourth quarter of 2014. Without the aforementioned compensation charge of $4.4 million at JMP Securities, the adjusted compensation ratio of 74.4% would have been 61.1% for the fourth quarter of 2015.

For the year ended December 31, 2015, compensation and benefits expense was $103.6 million, compared to $123.6 million for the year ended December 31, 2014. With regard to annually awarded compensation, compensation and benefits expense was 68.8% of adjusted net revenues, equivalent to 68.8% for the year ended December 31, 2014. Further excluding compensation expense related to hedge fund incentive fees and any strategic initiatives, the compensation ratio was 67.4%, compared to 63.4% for the year ended December 31, 2014.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.8 million, compared to $8.2 million for the fourth quarter of 2014. For the year ended December 31, 2015, non-compensation expense was $30.7 million, compared to $28.9 million for the year ended December 31, 2014.

Book Value per Share

At December 31, 2015, JMP Group’s book value per share was $5.77, as set forth below.

(in thousands, except per share amounts)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014

Shareholders' equity	$125,112	$131,373	$132,597

Book value per share	$5.77	$6.19	$6.25

Basic shares outstanding	21,681	21,211	21,216

Quarterly operating ROE (1)	3.2%	3.8%	13.5%
LTM operating ROE (1)	9.3%	11.8%	12.4%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”

Share Repurchase Activity

During the quarter ended December 31, 2015, JMP Group repurchased 724,421 shares of its common stock at an aggregate price of $4.1 million, or $5.69 per share. At year-end, 282,030 shares remained eligible for repurchase under the company's repurchase authorization. After repurchasing a further 146,400 shares, the company’s board of directors subsequently authorized the repurchase of an additional 1,000,000 shares, bringing the total available to be repurchased to 1,135,630 shares as of January 12, 2016, as previously announced.

Personnel

At December 31, 2015, the company had 247 full-time employees, compared to 245 at September 30, 2015, and 235 at December 31, 2014.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) excludes real estate-related depreciation expense, (v) excludes non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (vi) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (vii) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and, as a result of its ownership, JMP Group consolidated the two funds and eliminated the fees in consolidation until adopting an amended GAAP standard as of January 1, 2015; presenting these fees in prior periods as though Harvest Growth Capital and Harvest Growth Capital II were deconsolidated presented the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  property depreciation expense resulting from a commercial real estate investment;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; JMP Group consolidated the two funds under GAAP until January 1, 2015, when an amended GAAP standard no longer required consolidation; in prior periods, unrealized gains and losses that did not accrue to the company were reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Revenues:
Non-interest revenues	$27,755	$23,501	$47,665	$121,273	$166,298
Net interest income	5,005	5,152	4,737	21,061	16,644
Loan loss (provision)/reversal	(1,015)	(563)	1,229	(1,090)	(436)
Total net revenues	31,745	28,090	53,631	141,244	182,506

Add back/(subtract):
General loan loss provision/(reversal) – collateralized loan obligations	602	327	(487)	1,144	1,351
Net unrealized loss – strategic equity investments and warrants	128	1,479	1,073	776	2,567
Property depreciation – commercial real estate	102	-	-	102	-
Non-controlling interests – Harvest Growth Capital funds	-	-	(10,675)	-	(6,972)
Non-controlling interests – other revenues	(2,518)	(2,539)	(1,805)	(10,175)	(3,198)
Unrealized mark-to-market (gain) – deferred compensation	(390)	(292)	(321)	(479)	(1,379)

Adjusted net revenues	$29,669	$27,065	$41,416	$132,612	$174,875

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, until January 1, 2015, JMP Group consolidated Harvest Growth Capital and Harvest Growth Capital II in accordance with GAAP; for prior periods, asset management fees generated by the two funds were included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Base management fees:
Fees reported as asset management fees	$4,172	$4,131	$3,576	$15,432	$13,193
Fees earned at Harvest Growth Capital and Harvest Growth Capital II	-	-	282	-	1,308
Less: Non-controlling interest in HCAP Advisors	(362)	(350)	(267)	(1,332)	(912)
Total base management fees	3,810	3,781	3,591	14,100	13,589

Incentive fees:
Fees reported as asset management fees	4,274	2,832	7,013	9,360	27,428
Less: Non-controlling interest in HCAP Advisors	(420)	(267)	(558)	(1,132)	(884)
Total incentive fees	3,854	2,565	6,455	8,228	26,544

Other fee income:
Total fundraising and other fees	418	(279)	1,768	944	3,332

Asset management-related fee revenues	$8,082	$6,067	$11,814	$23,272	$43,465

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that (i) reverses net unrealized gains and losses on strategic equity investments and warrants and on investments related to deferred compensation and (ii) excludes real estate-related depreciation expense, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Hedge fund investments	$3,145	($219)	$1,366	$4,922	$7,112
Investment in Harvest Capital Credit Corporation	(128)	(1,479)	(1,129)	128	(2,546)
Investment in Harvest Growth Capital funds	(20)	(284)	438	(62)	255
Other principal investments	(749)	542	491	2,421	710
Principal transaction revenues excluding non-controlling interests	2,248	(1,440)	1,166	7,409	5,531
Non-controlling interests – Harvest Growth Capital funds	-	-	10,963	-	8,317
Total principal transaction revenues	2,248	(1,440)	12,129	7,409	13,848
Add back/(subtract):
Unrealized mark-to-market loss – strategic equity investments and warrants	128	1,479	1,073	776	2,567
Unrealized mark-to-market (gain) – net deferred compensation	(389)	(292)	(320)	(478)	(1,378)
Property depreciation – commercial real estate	102	-	-	102	-
Non-controlling interests – Harvest Growth Capital funds	-	-	(10,963)	-	(8,317)
Total operating adjustments	(159)	1,187	(10,210)	400	(7,128)
Total adjusted principal transaction revenues	$2,089	($253)	$1,919	$7,809	$6,720

Due to Harvest Capital Strategies’ role as the manager and managing member of Harvest Growth Capital and Harvest Growth Capital II, GAAP previously required that JMP Group consolidate the two venture capital funds, despite the company’s very limited ownership of each one. Following a recent amendment to GAAP standards regarding consolidation, JMP Group no longer consolidates the funds; the company elected to adopt the new standard early, as it is not required until 2016. In the table above, principal transaction revenues excluding non-controlling interests are presented so that all periods are comparable. Total principal transaction revenues, while not comparable across periods due to the recently revised accounting standards, reflect GAAP for each of the periods shown.

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives. In addition, the company presents an adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ in thousands)	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Compensation Ratio
Adjusted net revenues	$29,669	$27,065	$41,416	$132,612	$174,875

Compensation and benefits	$27,023	$21,949	$25,910	$103,560	$123,580

Subtract/(add back):
Compensation expense – stock options and SARs	417	329	509	2,235	1,917
Compensation expense – RSUs	588	236	1,181	1,606	3,744
Compensation expense – net deferred compensation	2,433	1,801	(2,004)	6,972	(4,483)
Unrealized mark-to-market gain – deferred compensation	390	292	321	479	1,379
Compensation expense – non-controlling interest	280	254	(289)	1,063	792
Adjusted compensation and benefits	22,915	19,037	26,192	91,205	120,231

Subtract:
Compensation expense – strategic initiatives	-	-	(850)	-	760
Adjusted compensation and benefits, excluding strategic initiatives	$22,915	$19,037	$27,042	$91,205	$119,471

Adjusted ratio of compensation expense to revenues	77.2%	70.3%	63.2%	68.8%	68.8%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	77.2%	70.3%	65.3%	68.8%	68.3%

Compensation Ratio Excluding Hedge Fund Incentive Fees
Adjusted net revenues	$29,669	$27,065	$41,416	$132,612	$174,875

Subtract:
Compensation expense – hedge fund incentive fees	3,318	2,165	5,477	5,580	23,296
Adjusted net revenues, excluding hedge fund incentive fees	$26,351	$24,900	$35,939	$127,032	$151,579

Adjusted compensation and benefits, excluding strategic initiatives	$22,915	$19,037	$27,042	$91,205	$119,471

Subtract:
Compensation expense – hedge fund incentive fees	3,318	2,165	5,477	5,580	23,296
Adjusted compensation and benefits, excluding strategic initiatives and hedge fund incentive fees	$19,597	$16,872	$21,565	$85,625	$96,175

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives and hedge fund incentive fees (1)	74.4%	67.8%	60.0%	67.4%	63.4%
(1)	Excluding a compensation charge of $4.4 million at JMP Securities, the adjusted compensation ratio of 74.4% for the quarter ended December 31, 2015, would have been 61.1%.

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iv) excludes real estate-related depreciation expense, and (v) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and 2013 and reflected in operating net income for 2012 and 2013, though recognized as a GAAP expense in 2013, 2014 and 2015, less (b) compensation awarded at year-end 2013 and year-end 2014 and deferred into 2014, 2015 and 2016;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  property depreciation expense resulting from a commercial real estate investment; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Net (loss)/income attributable to JMP Group	($1,151)	($2,991)	$4,664	($208)	$13,352

Add back:
Income tax (benefit)/expense	(3,572)	(343)	2,409	221	8,015
(Loss)/income before taxes	(4,723)	(3,334)	7,073	13	21,367

Add back/(subtract):
Compensation expense – stock options and SARs	417	329	509	2,235	1,917
Compensation expense – RSUs	588	236	1,181	1,606	3,744
Compensation expense – net deferred compensation	2,433	1,801	(2,004)	6,972	(4,483)
General loan loss provision/(reversal) – collateralized loan obligations	602	327	(487)	1,144	1,351
Unrealized mark-to-market loss – strategic equity investments and warrants	128	1,479	1,073	776	2,567
Property depreciation – commercial real estate	102	-	-	102	-
Operating (loss)/income before taxes	(453)	838	7,345	12,848	26,463

Income tax (benefit)/expense	(1,469)	(420)	2,792	593	10,057
Operating net income	$1,016	$1,258	$4,553	$12,255	$16,406

Operating net income per share:
Basic	$0.05	$0.06	$0.22	$0.58	$0.76
Diluted (1)	$0.04	$0.06	$0.20	$0.55	$0.72

Weighted average shares outstanding:
Basic	21,257	21,241	20,716	21,237	21,481
Diluted (1)	22,588	22,665	22,502	22,428	22,749
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and year ended December 31, 2015, was 21,257,403 and 21,237,008, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for each period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes real estate-related depreciation expense, (iv) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (v) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended December 31, 2015, is set forth below.

	Quarter Ended December 31, 2015
(in thousands, except per share amounts)	Broker- Dealer	Asset Mgmt.	Corporate Credit Mgmt.	Operating Platforms	Net Corporate Income	Elimin- ations	JMP Group
Revenues:
Investment banking	$9,173	-	-	$9,173	-	-	$9,173
Brokerage	7,062	-	-	7,062	-	-	7,062
Asset management-related fees	-	$8,191	$1,367	9,558	-	($1,476)	8,082
Principal transactions	-	-	-	-	$2,089	-	2,089
Gain on sale and payoff of loans	-	-	-	-	177	-	177
Net dividend income	-	-	-	-	331	-	331
Net interest income	-	-	-	-	2,753	-	2,753
Reversal of loan losses	-	-	-	-	2	-	2
Adjusted net revenues	16,235	8,191	1,367	25,793	5,352	(1,476)	29,669

Expenses:
Non-interest expense/(income)	21,450	6,773	1,101	29,324	2,274	(1,476)	30,122
Operating (loss)/income before taxes	(5,215)	1,418	266	(3,531)	3,078	-	(453)

Income tax (benefit)/expense	(1,981)	539	101	(1,341)	(128)	-	(1,469)
Operating net (loss)/income	($3,234)	$879	$165	($2,190)	$3,206	-	$1,016

Operating net (loss)/income per share:
Basic	($0.15)	$0.04	$0.01	($0.10)	$0.15	-	$0.05
Diluted (1)	($0.14)	$0.04	$0.01	($0.10)	$0.14	-	$0.04
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter was 21,257,403, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

A statement of JMP Group’s operating net income on a segment basis for the year ended December 31, 2015, is set forth below.

	Year Ended December 31, 2015
(in thousands, except per share amounts)	Broker- Dealer	Asset Mgmt.	Corporate Credit Mgmt.	Operating Platforms	Net Corporate Income	Elimin- ations	JMP Group
Revenues:
Investment banking	$63,116	-	-	$63,116	-	-	$63,116
Brokerage	25,577	-	-	25,577	-	-	25,577
Asset management-related fees	-	$23,688	$5,517	29,205	($21)	($5,912)	23,272
Principal transactions (1)	1,135	-	-	1,135	6,674	-	7,809
(Loss) on sale and payoff of loans	-	-	-	-	(877)	-	(877)
Net dividend income	-	-	-	-	1,040	-	1,040
Net interest income	-	-	-	-	11,975	-	11,975
Reversal of loan losses	-	-	-	-	700	-	700
Adjusted net revenues	89,828	23,688	5,517	119,033	19,491	(5,912)	132,612

Expenses:
Non-interest expense/(income)	84,865	20,959	4,138	109,962	15,714	(5,912)	119,764
Operating income before taxes	4,963	2,729	1,379	9,071	3,777	-	12,848

Income tax expense/(benefit)	1,886	1,036	524	3,446	(2,853)	-	593
Operating net income	$3,077	$1,693	$855	$5,625	$6,630	-	$12,255

Operating net income per share:
Basic	$0.14	$0.08	$0.04	$0.26	$0.31	-	$0.58
Diluted (2)	$0.14	$0.08	$0.04	$0.25	$0.30	-	$0.55
(1)	Revenues of $1.1 million at broker-dealer segment represent net realized investment gain on the exercise of warrants related to investment banking activity.
(2)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2015, was 21,237,008, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2014, as filed with the U.S. Securities and Exchange Commission on March 13, 2015, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2014, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Friday, February 12, 2016. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 44494609.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Dec. 31, 2015	Dec. 31, 2014

Assets

Cash and cash equivalents	$68,551	$101,362
Restricted cash and deposits	66,107	67,102
Marketable securities owned, at fair value	28,493	29,466
Other investments	68,859	208,947
Loans held for investment, net of allowance for loan losses	2,595	1,997
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	969,665	1,038,848
Cash collateral posted for total return swap	25,000	-
Deferred tax assets	8,315	10,570
Other assets	39,915	57,900
Total assets	$1,277,500	$1,516,192

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$13,284	$15,048
Accrued compensation	34,987	54,739
Asset-backed securities issued	934,392	1,001,137
Bond payable	94,300	94,300
Deferred tax liability	14,693	19,161
Other liabilities	32,950	42,878
Total liabilities	1,124,606	1,227,263

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	125,112	132,597
Non-redeemable non-controlling interest	27,782	156,332
Total equity	152,894	288,929
Total liabilities and shareholders' equity	$1,277,500	$1,516,192

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Revenues:
Investment banking	$9,173	$15,893	$63,116	$81,070
Brokerage	7,062	7,331	25,577	26,916
Asset management fees	8,445	10,588	24,791	40,620
Principal transactions	2,248	12,129	7,409	13,848
Gain/(loss) on sale, payoff and mark-to-market of loans	76	(309)	(1,604)	(492)
Net dividend income	331	262	1,041	1,001
Other income	420	1,771	943	3,335
Non-interest revenues	27,755	47,665	121,273	166,298

Interest income	12,548	12,269	50,801	40,042
Interest expense	(7,543)	(7,532)	(29,740)	(23,398)
Net interest income	5,005	4,737	21,061	16,644

(Provision)/reversal for loan losses	(1,015)	1,229	(1,090)	(436)
Total net revenues	31,745	53,631	141,244	182,506

Non-interest expenses:
Compensation and benefits	27,023	25,910	103,560	123,580
Administration	1,525	1,927	7,229	7,310
Brokerage, clearing and exchange fees	924	789	3,378	3,304
Travel and business development	1,412	1,402	4,746	4,123
Communications and technology	1,013	983	3,929	3,843
Occupancy	938	815	3,657	3,337
Professional fees	1,047	1,505	4,313	4,738
Depreciation	346	242	1,177	931
Other	550	564	2,243	1,342
Total non-interest expense	34,778	34,137	134,232	152,508

Net income before income tax expense	(3,033)	19,494	7,012	29,998
Income tax (benefit)/expense	(3,572)	2,409	221	8,015
Net income	539	17,085	6,791	21,983
Less: Net income attributable to non-redeemable non-controlling interests	1,690	12,421	6,999	8,631
Net (loss)/income attributable to JMP Group	($1,151)	$4,664	($208)	$13,352

Net (loss)/income attributable to JMP Group per share:
Basic	($0.05)	$0.21	($0.01)	$0.59
Diluted	($0.05)	$0.20	($0.01)	$0.57

Weighted average common shares outstanding:
Basic	21,257	20,716	21,237	21,481
Diluted	21,257	23,120	21,237	23,542

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Zach Leibowitz, 212-704-7385
zach@dlpr.com